Exhibit 99.2
First Quarter 2012 Investor Call NYSE: ABM March 6, 2012
Agenda 2 1 Introduction & Overview | Henrik Slipsager, Chief Executive Officer 2 First Quarter 2012 Financial Review | Jim Lusk, Chief Financial Officer 3 First Quarter 2012 Operational Review | Henrik Slipsager, Chief Executive Officer 4 Fiscal 2012 Outlook | Jim Lusk, Chief Financial Officer Forward-Looking Statements and Non-GAAP Financial Information: Our discussions during this conference call will include forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. The factors that could cause actual results to differ are discussed in the Company's 2011 Annual Report on Form 10-K and in our 2012 reports on Form 10-Q and Form 8-K. These reports are available on our website at http://investor.abm.com/ under "SEC Filings". A description of factors that could cause actual results to differ is also set forth at the end of this presentation. Also, the discussion during this conference call will include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). Reconciliations of those non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures can be found on the Investor Relations portion of our website at http://investor.abm.com and at the end of this presentation. 5 Questions and Answers
2012 First Quarter Financial Highlights 3 Revenues up 4% year-over-year to $1.07 billion, a record for a first quarter Cash flow from continuing operations of $11.8 million, up $11.5 million year-over-year Net Income per diluted share of $0.20 up $0.04 or 25% Adjusted Income from Continuing Operations flat at $0.22 Achieved adjusted EBITDA of nearly $36 million Announced our 184th consecutive dividend
First Quarter Results Synthesis - Key Financial Metrics 4 Net Income Net Income of $10.6 million, up 27% or $2.2 million. First quarter of 2011 included $2.5 million of transaction costs associated with the Linc acquisition. In addition, the first quarter of 2012 benefited from a $1.6 million increase from sustained improvements in historical credits on client receivables. Offsetting these items was a $1.7 million increase in payroll related expenses associated with higher federal and state unemployment insurance rates Adjusted EBITDA1 Adjusted EBITDA of $35.9 million was $0.2 million higher. Operating profits were essentially flat year-over-year as new business and the benefit from improvements in historical credits on client receivables were offset by residual price compression from the third quarter of 2011, higher payroll related expenses, and lower contribution from Facility Solutions because of mix & timing on Government projects Cash Flow $11.8 million compared to $0.3 million. The increase of $11.5 million was driven primarily by timing of collections received from clients (CHART) 1 Reconciliation of Adjusted Income from Continuing Operations and Adjusted EBITDA in the appendix of this presentation
Cash Flow & Select Balance Sheet Information Insurance comparison Comparison of working capital and net trade receivables (In thousands) (In thousands) (In thousands) Cash Flow from Operating Activities (in millions) Days sales outstanding (DSO) for the first quarter were 50 days DSO down 1 day year-over- year and up 2 days sequentially (CHART) 5
Facility Solutions Q1 2012 Results Synthesis - Revenues Revenues of $594 million, flat compared to 2011 Warm weather adversely impacted discretionary tag business, which was flat year-over-year Revenues up over 4% to $1.1 billion driven primarily by contribution from Linc acquisition Janitorial Services Parking & Shuttle Services Security Services Revenues up 21% to $234 million Linc acquisition contributed $36 million $5 million of revenues expected from US Government projects moved to Q2 Revenue of $153 million, flat compared to 2011 Canceled business combined with dispositions impacted revenues by $2 million Revenues of $92 million, up 4% due to new business 6
Q1 2012 Results Synthesis - Operating Profits1 Janitorial's operating profit of $30.5 million, increased $0.6 million or 2.2%. There were a number of items impacting the operating performance in the quarter: sustained improvements in historical credits on client receivables were offset by higher payroll related taxes, residual price compression, and lower profit from tag related snow clean-up Operating profit for Facility Solutions, including joint ventures, decreased $0.8 million or 10% to $7.4 million, resulting from the comparative mix and timing of certain completed projects related primarily to Government Services Parking's operating profit of $4.8 million was flat year-over-year Operating profit for Security was lower by $0.5 million, as higher payroll related expenses offset gains from new business 1Excludes Corporate 2Includes $1.0 million and $0.8 million of Income from Unconsolidated Affiliates for fiscal 2012 and 2011, respectively. 7
Q1 2012 Sales & Marketing Highlights Closed in excess of $100 million in new contracts Signed AEG contract, expanding existing relationship with sports and entertainment powerhouse Renamed Engineering to Facility Solutions, reflecting capability for providing integrated facility services Successfully introduced new Company logo and brand Upgraded website and launched Metropolis tool Chartered new unit - ABM Energy - to reduce client's energy consumption and operating costs 8
Fiscal 2012 Outlook Summary Reaffirming guidance for fiscal year 2012 Anticipate Income from Continuing Operations of $1.26 to $1.36 per diluted share; and Adjusted Income from Continuing Operations of $1.40 to $1.50, which reflects higher expenses associated with payroll taxes (SUI & FUTA) and key initiatives to drive long-term growth Pre-tax $3.0 million to $4.0 million anticipated investments for strategic growth initiatives: Unified Workforce; ABM Energy; and Public Sourcing Additional key assumptions affecting Fiscal 2012 guidance One additional work day for FY2012; impact of approximately $4.0 million pre-tax. The one additional workday will occur in the third quarter Depreciation and Amortization expense of $52 million to $56 million Interest expense of $10 million to $12 million Expect seasonality trends to continue with the second half of the fiscal year much stronger than the first half, similar to fiscal 2011 Operating cash flow anticipated to remain strong but lower year-over-year OneSource NOL's diminishing. Cash taxes estimated to be approximately $24 million to $26 million Effective tax rate of 39% to 42%, reflecting the expiration of the Work Opportunity Tax Credits (WOTC), which were not extended by Congress 9
Forward-Looking Statement This presentation contains forward-looking statements that set forth management's anticipated results based on management's current plans and assumptions. Any number of factors could cause the Company's actual results to differ materially from those anticipated. These factors include but are not limited to the following: we may not be able to achieve anticipated global growth due to various factors, including, but not limited to, an inability to make strategic acquisitions or compete internationally; our acquisition strategy may adversely impact our results of operations as we may not be able to achieve anticipated results from any given acquisition; and activities relating to integrating an acquired business may divert management's focus on operational matters; we are subject to intense competition that can constrain our ability to gain business, as well as our profitability; any increases in costs that we cannot pass on to clients could affect our profitability; we have high deductibles for certain insurable risks, and, therefore are subject to volatility associated with those risks; we primarily provide our services pursuant to agreements which are cancelable by either party upon 30 to 90 days' notice; our success depends on our ability to preserve our long-term relationships with clients; our international business exposes us to additional risks, including risks related to compliance with both U.S. and foreign laws; we conduct some of our operations through joint ventures and our ability to do business may be affected by the failure of our joint venture partners to perform their obligations or the improper conduct of employees, joint venture partners or agents; significant delays or reductions in appropriations for our government contracts may negatively affect our business, and could have a material adverse effect on our financial position, results of operations or cash flows; we incur significant accounting and other control costs that reduce profitability; a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; deterioration in economic conditions in general could further reduce the demand for facility services and, as a result, could reduce our earnings and adversely affect our financial condition; financial difficulties or bankruptcy of one or more of our major clients could adversely affect our results; our ability to operate and pay our debt obligations depends upon our access to cash; future declines in the fair value of our investments in auction rate securities could negatively impact our earnings; uncertainty in the credit markets may negatively impact our costs of borrowing, our ability to collect receivables on a timely basis and our cash flow; any future increase in the level of debt or in interest rates can affect out results of operations; an impairment charge could have a material adverse effect on our financial condition and results of operations; we are defendants in a number of class and representative actions or other lawsuits alleging various claims that could cause us to incur substantial liabilities; federal health care reform legislation may adversely affect our business and results of operations; changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations and financial results; labor disputes could lead to loss of revenues or expense variations; we participate in multi-employer defined benefit plans which could result in substantial liabilities being incurred; and natural disasters or acts of terrorism could disrupt services. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company's Annual Report on Form 10-K for the year ended October 31, 2011 and in other reports the Company files from time to time with the Securities and Exchange Commission. 10
Appendix - Unaudited Reconciliation of non-GAAP Financial Measures
Unaudited Reconciliation of non-GAAP Financial Measures (in thousands) 12 ABM Industries Incorporated and Subsidiaries
Unaudited Reconciliation of non-GAAP Financial Measures (in thousands, except per share data) 13 ABM Industries Incorporated and Subsidiaries
Unaudited Reconciliation of non-GAAP Financial Measures 14 ABM Industries Incorporated and Subsidiaries Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2012 Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2012 Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2012 Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2012 Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2012 Year Ending October 31, 2012 Year Ending October 31, 2012 Year Ending October 31, 2012 Low Estimate High Estimate (per diluted share) (per diluted share) (per diluted share) Adjusted income from continuing operations per diluted share Adjusted income from continuing operations per diluted share $ 1.40 $ 1.50 Adjustments to income from continuing operations (a) $ (0.14) $ (0.14) Income from continuing operations per diluted share $ 1.26 $ 1.36 (a) Adjustments to income from continuing operations are expected to include rebranding costs and other unique items impacting comparability. (a) Adjustments to income from continuing operations are expected to include rebranding costs and other unique items impacting comparability. (a) Adjustments to income from continuing operations are expected to include rebranding costs and other unique items impacting comparability. (a) Adjustments to income from continuing operations are expected to include rebranding costs and other unique items impacting comparability. (a) Adjustments to income from continuing operations are expected to include rebranding costs and other unique items impacting comparability.